Exhibit 10.58

ING GROUP

THE RULES OF THE

ING GROUP STANDARD SHARE OPTION PLAN

(Consolidated Version incorporating all amendments as at 27 July 2005)

Adopted by the Board of Directors of

ING Groep NV

on 10 March 1997

agreed by the Trustees of the

ING Group Employee Benefit Trust on 10 March 1997

agreed by the Directors of

ING Baring Services (Guernsey) Limited on 13 March 1997

Amendments to the Rules adopted by the Board of Directors of ING Groep N.V. on

23 March 1998, 15 March 1999, 13 March 2000 and 27 July 2005

PricewaterhouseCoopers

Plumtree Court

London

EC4A 4HT

ING GROUP

STANDARD SHARE OPTION PLAN

CONTENTS

RULE

1	INTERPRETATION AND CONSTRUCTION

	Definitions	(a)
	Construction	(b) to (d)

2	ORDINARY SHARE CAPITAL

	Availability of authorised capital and Plan Shares	(a)
	Variation of capital and adjustment of Options	(b) and (c)

3	GRANT OF AN OPTION

	General	(a)
	Timing of grant	(b)
	Option Certificate	(c)
	Renunciation of Options	(d)

4	NON TRANSFERABILITY OF OPTIONS

5	RIGHTS TO EXERCISE OPTIONS

	General	(a) to (c)
	Transfer to another country	(d)
	Death	(e)
	Cessation of employment in special circumstances	(f) and (g)
	Cessation of employment in other circumstances	(h) and (i)
	Discretion to extend exercise period	(j)
	Tax and Social Security Contributions	(k)

6	LOSS OF OFFICE OR EMPLOYMENT	(a) to (c)

7	TAKEOVERS, RECONSTRUCTION, AMALGAMATION AND LIQUIDATION

	Change in Control of the Company – Acquiring Company	(a) to (d)
	Change in Control of the Company – Acquiring Person	(e)
	Changes to Plan Shares class or rights	(f)
	Administration	(h)
	Voluntary arrangement	(i)

8	EXERCISE OF OPTIONS

	Procedures on exercise	(a) and (b)
	Rights attaching to Plan Shares	(c)

9	PLAN AMENDMENTS AND TERMINATION

	Amendments	(a) to (c)
	Termination	(d)

10	ADMINISTRATION

	Notices and documents	(a) to (c)
	Disputes	(d)
	Costs of the Plan	(e)
	Employee Trust	(f)
	Governing Law	(g)

BELGIAN SUB-PLAN

ING GROUP

STANDARD SHARE OPTION PLAN

RULES

1.	INTERPRETATION AND CONSTRUCTION

Definitions

(a)	In the Rules of this Plan unless the context otherwise requires the following words and expressions shall have the meanings set out below:

Acquiring Company	Any company which has obtained Control of the Company as a result of making a Takeover Offer.

Acquiring Person	Any person, not being an Acquiring Company, who:

(a) either alone or together with any person acting in concert with him has obtained Control of the Company as a result of making a Takeover Offer; or

(b)     having Control of the Company, makes a general offer to acquire the whole of the issued Ordinary Share Capital (other than that which is already owned by him and/or by any person acting in concert with him).

Acquisition Price	The amount payable in relation to the exercise of an Option, being the amount (after any adjustment pursuant to Rule 2(b) of the Option Price multiplied by the number of Plan Shares in respect of which the Option is exercised.

the Act	The Income and Corporation Taxes Act 1988.

Adoption Date	The date on which this Plan is adopted by the Directors and agreed by the Trustees of the ING Group Employee Benefit Trust and the directors of ING Baring Services (Guernsey) Limited.

Appropriate Period	In relation to:

(a)     a Takeover Offer, means the period of six months beginning with the time when the person making the Takeover Offer has obtained Control of the Company and any condition to which the Takeover Offer is made is satisfied;

(b) an Acquiring Person who obtains Control of the Company, or who having Control of the Company makes a general offer for the whole of the issued Ordinary Share Capital (other than that which is already owned by him and/or any person acting in concert with him) means the period of six months beginning with the time when the Acquiring Person obtains Control or makes the offer as the case may be.

American Depository Receipt or “ADR”	An American Depository Receipt issued by or on behalf of the Company which is exchangeable for a BDR[1]

[Bearer Depository Receipt] or “BDR”	A bearer depositary receipt [issued by or on behalf of the Company] which is exchangeable for an [Ordinary] Share.[2]

the Companies Act	The Companies Act 1985.

The Company	ING Groep NV

Control	Control as defined in section 840 of the Act.

Date of Grant	The date on which an Option is granted to an Employee, which shall be the date specified on the Option Certificate.

Directors	The Board of Directors of the Company or a duly authorised committee thereof.

Employee	Either:

(i) an employee (other than a director) of a Group Company; or

(ii) a director (other than a non-executive director) of a Group Company whether he is based in the United Kingdom or overseas who in either case is required to devote substantially the whole of his working time to the business of the Group.

Employees’ Share Scheme	An employees’ share scheme as defined in section 743 of the Companies Act.

Grantor	Either:

(i) in relation to an Option granted by the Directors, the Directors; or

(ii) in relation to an Option granted by the Trustees, the Trustees; or

(iii) in relation to an Option granted by the Guernsey, Directors, the Guernsey Directors

[1]	New definition inserted by addendum adopted on 15 March 1999.
[2]	Definition amended by addendum adopted on 23 March 1998.

Group	The Company and its Subsidiaries from time to time and the expression “member of the Group” shall be construed accordingly.

Group Company	The Company, or a company which is for the time being a Subsidiary over which the Company has Control and which has been nominated by the Directors or the GSOP Committee to participate for the time being in this Plan.

GSOP Committee[3]	Such person or committee of persons and successor person or committee of persons appointed by the Directors to whom the Directors have delegated such of their powers in relation to this Plan as they may determine and to include any duly appointed agent or delegate of the GSOP Committee.

Guernsey Directors	The directors of ING Baring Services (Guernsey) Limited

Market Value[4]	Means

1.       In the case of Plan Shares which are BDRs or ordinary shares, the first trading price of a BDR on the Stock Exchange as reported by Bloomberg or any such other appropriate source on the Date of Grant or where the context requires on the Option Rollover date of a Plan Share and if on any such date no such price exists the first trading price of a BDR on the Stock Exchange as reported by Bloomberg or any such other appropriate source on the nearest preceding day on which such a price exists; and

2.       In the case of Plan Shares which are ADRs the first trading price of a BDR on the Date of Grant or where the context requires on the Option Rollover date as determined in accordance with point 1 above of this definition converted into US dollars at the spot exchange rate for the sale of US dollars in exchange for the currency in which BDRs are quoted on the Stock Exchange prevailing at the time such first trading price of a BDR applied.

Option	A right to acquire Plan Shares at the Acquisition Price granted to an Employee under the provisions of this Plan and for the time being subsisting.

Option Certificate	The certificate in respect of a grant of an Option which shall be issued to an Option-holder in accordance with Rule 3(c).

Option-holder	Any person who holds an Option or (where the context admits) such other person, persons or estate as specified in Rule 5(e).

[3]	Definition inserted by addendum adopted on 15 March 1999.
[4]	Definition replaced in entirety by addendum adopted on 15 March 1999.

Option Price	The price per Plan Share determined by the Grantor, being a price not less than the Market Value of a Plan Share at the Date of Grant except when Plan Shares are subscribed when the price shall not be less than the greater of:

(i) the nominal value of a Plan Share; and

(ii) the Market Value of a Plan Share.

Option Rollover	In relation to an Option, means a release by an Option-holder with the consent of the Acquiring Company of his rights (“old rights”) under this Plan in consideration of the grant to him of rights (“new rights”) which are equivalent to the old rights but which relate to shares in:

(a) the Acquiring Company; or

(b) a company which has Control of the Acquiring Company; or

(c)     a company which either is, or has Control of, a company which is a member of a consortium within the meaning of Section 187(7) of the Act owning either the Acquiring Company or a company having Control of the Acquiring Company;

and the term “equivalent” shall be construed in accordance with Rule 7(c).

Ordinary Share Capital	The ordinary share capital of the Company as defined in section 832(1) of the Act.

Ordinary Shares[5]	Fully paid ordinary shares in the capital of the Company.

this Plan	The ING Group [Standard][6] Share Option Plan in its present form or as from time to time amended in accordance with the provisions hereof.

Plan Shares	[Either Ordinary Shares, [ADRs][7] or BDRs as determined at the Date of Grant by the Grantor in respect of each Option, and all references to Plan Shares in this Plan shall be construed accordingly][8].

[5]	Definition inserted by addendum adopted on 23 March 1998.
[6]	Definition amended by addendum adopted on 23 March 1998. All other references in the Rules to ‘ING Group 1997 Unapproved Share Option Plan’ have been amended accordingly.
[7]	Definition amended by addendum adopted on 15 March 1999.
[8]	Definition replaced in entirety by addendum adopted on 23 March 1998.

Rolled-over	The action of effecting an Option Rollover or its completion.

the Rules	The rules for the time being governing this Plan.

Schedule 9	Schedule 9 to the Act.

Stock Exchange	The Amsterdam Stock Exchange.

Subsidiary	A company which is a subsidiary of the Company within the meaning of section 736 of the Companies Act.

Subsidiary Directors	[ ][9]

Takeover Offer	In relation to the Company, means either:

(a) a general offer to acquire the whole of the issued Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b) a general offer to acquire all the shares in the Company of the same class as the Plan Shares.

Trustees	The trustees of any trust created by a Group Company which complies with the requirements of section 743 of the Companies Act.

Construction

(b)	Words or expressions used herein shall where appropriate:

(i)	when denoting the masculine gender include the feminine and vice versa;

(ii)	when denoting the singular include the plural and vice versa;

(iii)	unless the context otherwise requires have the same meanings as in Schedule 9 as amended from time to time;

(iv)	when referring to any enactment be construed as a reference to that enactment as for the time being consolidated, amended, re-enacted or replaced and shall include any regulations made thereunder;

(v)	when referring to Rules be taken to refer to the Rules of this Plan;

(vi)	when a period of time is specified and starts from a given day or the day of an act or event, be calculated exclusive of that day;

(vii)	be construed such that the headings and sub-headings are for ease of reference only, and do not affect the interpretation of any Rule;

(viii)	when referring to any enactment or regulations under English law be construed at the discretion of the GSOP Committee as a reference to the closest laws or regulations applying in the country (or region of the country) where an Option Holder is employed, works, resides or has some other connection relevant for the purposes of benefits under this Plan, as appropriate;

[9]	Definition removed by addendum adopted on 15 March 1999. All references to ‘Subsidiary Directors’ replaced by references to ‘GSOP Committee’.

(ix)	references to tax and/or taxation shall for the avoidance of doubt, include United Kingdom and other taxes and/or withholding taxes when the context requires and references to social security contributions shall include national insurance contributions and any similar liability or levy in any jurisdiction; and

(x)	unless the context requires otherwise, all references to shares shall include [all forms of][10] depository receipts issued in connection with such shares.[11]

(c)	For the purpose of any application of the provisions of this Plan, following an Option Rollover:

(i)	Rules 1, 2, 5, 6, 7, 8, 10(b), and 10(d), shall only in relation to the new rights be construed as if the following terms have the meaning assigned to them in this Rule 1(c) and not the meanings assigned to them in Rule 1(a):

Company	the company in respect of whose shares new rights have been granted;

Directors	the Board of Directors of the company in respect of whose shares new rights have been granted or a duly authorised committee thereof;

Plan Shares	fully paid ordinary shares [or, for the avoidance of doubt and where the context requires, bearer depository receipts issued in connection with such ordinary shares][12] in the capital of the company for the time being over whose shares new rights have been granted and the definition of Market Value shall be adjusted accordingly by the Directors.

(d)	Where under any of the provisions of these Rules it is provided that an Option shall lapse, that Option shall cease to be exercisable thereafter notwithstanding any other provision of these Rules.

2.	ORDINARY SHARE CAPITAL

Availability of authorised capital and Plan Shares

(a)	The Company shall at all times keep available sufficient authorised and unissued Plan Shares or shall procure that sufficient Plan Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised taking account of any other obligations of the Company to provide shares of the same class as Plan Shares.

[10]	Rule l(b) (x) amended by addendum adopted on 15 March 1999.
[11]	11 Rule l(b)(x) inserted by addendum adopted on 23 March 1998.
[12]	Definition amended by addendum adopted on 23 March 1998.

Variation of capital and adjustment of Options

(b)	In the event of any capitalization issue or rights issue or rights offer or any reduction, sub-division, consolidation or other variation of the capital of the Company (including any change in the currency in which Plan Shares are denominated), the number of Plan Shares comprised in any Option over Plan Shares in the Company and/or the Option Price may be adjusted by the Grantor (including retrospective adjustments where appropriate) in such manner as the Grantor considers to be in its opinion fair and reasonable. Except in the case of an Option over Plan Shares already in issue, no adjustment shall be made which would cause the Option Price to be less than the nominal value of that Plan Share. Notice of any adjustment shall be given to those Option-holders affected by such adjustment by the Grantor who may call in Option Certificates for endorsement, cancellation or re-issue subsequent upon such adjustment.

(c)	Where an Option subsists over both issued and unissued Plan Shares, the adjustment permitted by Rule 2(b) may only be made if the reduction of the Option Price of both issued and unissued Plan Shares may be made to the same extent.

3.	GRANT OF AN OPTION

General

(a)	Subject to statutory restrictions and subject to the Rules of this Plan the Grantor may grant any Employee an Option over such number of Plan Shares as the Grantor may determine.

Timing of grant

(b)	Options may be granted at any time from the Adoption Date of this Plan.

Option Certificate

(c)

Each Option-holder shall be issued with a certificate confirming the grant of an Option which shall be executed by the Grantor in such manner so as to take effect in law as a deed specifying, [inter alia], the Date of Grant, the number of Plan Shares the subject of the Option and the Option Price [and all such other information as required by the terms of these Rules][13].

Renunciation of Options

(d)	Any Option may be renounced in whole or in part by the Option-holder by notice in writing to the Grantor received not later than 30 days after the Date of Grant of that Option in which case the Option shall for all purposes to that extent be deemed never to have been granted.

[13]	Rule 3(c) amended by addendum adopted on 15 March 1999.

4.	NON TRANSFERABILITY OF OPTIONS

Save as provided in Rule 5(e) no Option nor any right thereunder shall be capable of being transferred, assigned or charged.

5.	RIGHTS TO EXERCISE OPTIONS

General

(a)	Save as provided in Rules 5(d) to 5(g) and 7 an Option:

(i)

granted on or before 31 March 1999 shall not be exercisable before the expiry of 3 years from its Date of Grant and an Option granted on or after 1 April 1999 shall only be exercisable in such parts after the expiry of such period or periods of time from its Date of Grant as shall be determined by the Grantor (taking into account the recommendations of the GSOP Committee) and stated on the Option Certificate provided that all Options shall be exercisable in whole or in part after the expiry of 3 years from their Date of Grant;[14] and

(ii)	shall not be exercisable at a time precluded by any restrictions set out in the Option Certificate; but

(iii)	subject to Rules 5(b) and 5(c) may thereafter be exercised in whole or in part at any time or from time to time provided that, unless the GSOP Committee determines otherwise, the exercise would not be at a time when the acquisition or disposal of Plan Shares by a director or employee of a Group Company would be in contravention, in the opinion of the Company’s compliance officer, of the Company’s code on insider dealing or any provision which restricts directors and certain employees and those connected with them from dealing in the Company’s shares when in possession of unpublished price sensitive information.

(b)

In the case of an Option granted on or before 31 March 1999 the number of years from the Date of Grant in which an Option must be exercised shall be 5 years unless the Grantor (taking into account the recommendations of the Directors) shall determine that it shall be 10 years instead and any Option unexercised within such a date shall lapse. In the case of an Option granted on or after 1 April 1999 the number of years from the Date of Grant in which an Option must be exercised shall be either 5 years or 10 years as shall be determined by the Grantor (taking into account the recommendations of the GSOP Committee) and specified in the Option Certificate and any Option unexercised within such a date shall lapse.[15]

(c)

An Option may be exercised wholly or partly. In the event of partial exercise of an Option, it must be exercised to the extent of at least 500 Plan Shares on each occasion, unless the number of Plan Shares under Option that can be exercised is less than [500][16], in which case the balance of the Option must be exercised in full.

[14]	Rule 5(a)(i) replaced in entirety by addendum adopted on 15 March 1999.
[15]	Rule 5(b) replaced in entirety by addendum adopted on 15 March 1999.
[16]	Change made at the time the Rules were adopted on 10 March 1997.

Transfer to another country

(d)	If an Option-holder, while continuing to hold an office or employment within the Group is to be transferred to work in another country and the GSOP Committee is satisfied that as a result of that transfer he will become subject to restrictions on his ability to exercise his Option(s) or to deal in the Plan Shares obtained upon exercise of his Option(s), the Option-holder may subject to Rules 5(b) and 5(c) exercise all or any of his Options in whole or in part in the period commencing three months before and ending three months after the date of the transfer. Upon the expiry of such period any Option, to the extent unexercised, shall cease to be exercisable under this Rule and shall be exercisable at such other time as provided in these Rules.

Death

(e)

If an Option-holder dies, his legal personal representatives (or, if appropriate, in the case of an Option granted to a non United Kingdom Option-holder his designated beneficiary or beneficiaries and in the event of there being no designated beneficiary or beneficiaries, his estate) may exercise all or any of his Options in whole or in part [within the period during which the Option must be exercised in accordance with Rule 5(b)][17] and at the expiry thereof his Options shall, to the extent unexercised, lapse.

Cessation of employment in special circumstances

(f)	If an Option-holder shall cease to be employed within the Group by reason of:

(i)	injury or disability (evidenced to the satisfaction of the GSOP Committee); or

(ii)	retirement on reaching his normal retirement age under his contract of employment; or

(iii)	[early retirement by agreement of the GSOP Committee; or

(iv)	redundancy which is, in the opinion of the GSOP Committee, a result of a reorganisation][18]

[he may, subject to Rules 5(c) exercise all or any of his Options in whole or in part within the period during which the Options must be exercised in accordance with Rule 5(b). At the expiry of such period, any Options shall, to the extent unexercised, lapse.]19

(g)	If an Option-holder shall cease to be employed within the Group solely by reason that the company by which he is for the time being employed then ceases to be a member of the Group or by reason of the transfer of the undertaking or part of the undertaking in which the Option-holder is employed to a transferee which is not in the Group, then, he may, subject to Rules 5(b) and 5(c), exercise all or any of his Options in whole or in part during the period ending 3 months after the date of such cessation or transfer as the case may be.

[17]	Rule 5(e) amended by addendum adopted on 13 March 2000.
[18]	Rules 5(f) (iii) and (iv) inserted by addendum adopted on 13 March 2000.
[19]	Paragraph replaced in its entirety by addendum adopted on 13 March 2000.

Cessation of employment in other circumstances

(h)	If an Option-holder gives notice to terminate his employment such that he shall cease to be employed within the Group for a reason not falling within Rules 5(f) or 5(g) all his Options shall cease to be exercisable and shall lapse on the date such employment ceases save that the Grantor (taking into account the recommendation of the GSOP Committee) may in its absolute discretion, but subject to Rules 5(a) to 5(c), prior to the cessation of employment consent to the exercise of any such Option in whole or in part to the extent determined by the Grantor (taking into account the recommendation of the GSOP Committee) within 3 months after such cessation or such other period as may be determined by the Grantor, provided that the period so determined shall not exceed the maximum permitted by Rule 5(j) after such cessation and at the expiry of which any such Option shall, to the extent unexercised, lapse.

(i)

If an Option-holder is given notice terminating his employment such that he shall cease to be employed within the Group in circumstances not involving misconduct or impropriety on his part and for a reason not falling within Rules 5(f) or 5(g), all of his Options shall cease to be exercisable and shall lapse on the date such employment ceases save that the Grantor (taking into account the recommendation of the GSOP Committee) may in its absolute discretion subject to Rules 5(b) and 5(c), prior to the cessation of employment consent to the exercise of any such Option in whole or in part to the extent determined by the Grantor (taking into account the recommendation of the GSOP Committee) within 3 months after such cessation or such longer period as may be determined by the Grantor (taking into account the recommendation of the GSOP Committee), provided that the period so determined shall not exceed the maximum period permitted by Rule 5(j), and at the expiry of the said period any Option(s) shall, to the extent unexercised, lapse. [For the avoidance of doubt if an Option-holder is given notice terminating his employment in circumstances involving misconduct or impropriety, all of his Options shall, to the extent unexercised, lapse on the date that such notice of termination of employment is given].[20]

Discretion to extend exercise period

(j)

The Grantor (taking into account the recommendation of the GSOP Committee) may in its absolute discretion but subject to Rules 5(b) and 5(c) extend the periods specified in Rules 5(d), [5(g), 5(h) and 5(i)][21], to such longer period as it may determine. At the expiry of the period specified in Rules 5(d) to 5(i), as the case may be or such longer period as may have been determined under this Rule 5(j) any Options held by the Option-holder concerned shall, to the extent unexercised, lapse.

Tax and Social Security Contributions

(k)	(i)	It shall be a condition of the obligation of the Company or the Grantor to issue or to procure the transfer of Plan Shares to an Option-holder that the Option-holder (or in the event of his death, his legal personal representative(s) or such other person, persons or estate as specified in Rule 5(e)) will on the demand of the Company or the Grantor immediately pay

[20]	Words in Rule 5(i) inserted by addendum adopted on 15 March 1999.
[21]	Rule 5(j) amended by addendum adopted on 13 March 2000.

over to it the tax (and employee’s social security contributions, if any) liability arising on exercise of the Option. Payment may be made by bankers draft or cheque or in any other manner agreed with the GSOP Committee provided that if the cheque, if applicable, is not cleared within 30 days of when the notice of exercise is lodged and payment of the Acquisition Price is made the Option-holder shall be deemed never to have exercised his Option and the Company or the Grantor will be under no obligation to provide any Plan Shares for him.

(ii)	As an alternative, the Company or the Grantor may in its absolute discretion sell on behalf of the Option-holder sufficient Plan Shares to meet the Option-holder’s obligation to pay the tax (and any employee’s social security contributions) liability. The Company or the Grantor as the case may be may retain from the sale proceeds an amount equal to such liability and any balance will be paid to the Option-holder. An Employee’s agreement to sales being made in this fashion on his behalf shall be a condition of the grant of the Option.

(iii)	Except as described in this Rule 5(k), any liabilities arising out of the disposal of any Plan Shares shall be the responsibility of the Option-holder alone.

6.	LOSS OF OFFICE OR EMPLOYMENT

(a)	The grant of an Option does not form part of the Option-holder’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between an Employee and any company give such Employee any right or entitlement to have an Option granted to him in respect of any number of Plan Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b)	The rights and obligations of an Option-holder under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan.

(c)	An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever in so far as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution of value of such rights or entitlements. If necessary, the Option-holder’s terms of employment shall be varied accordingly.

7.	TAKEOVERS, RECONSTRUCTION, AMALGAMATION AND LIQUIDATION

Change in Control of the Company – Acquiring Company

(a)	If after the Adoption Date, a company has become an Acquiring Company the Grantor shall as soon as practicable thereafter notify every Option-holder accordingly and each Option-holder may subject to Rules 5(b) and 5(c) within the Appropriate Period:

(i)	exercise all or any of his Options to acquire Plan Shares (as the case may be) in whole or in part; and

(ii)	to the extent that an Option to acquire Plan Shares (as the case may be) is not or has not been exercised, execute, with the consent of the Acquiring Company, an Option Rollover by a notice in writing in a form prescribed by the directors of the Acquiring Company.

(b)	To the extent that any Option which has become exercisable and/or capable of being Rolled-over, pursuant to Rule 7(a)(i) or 7(a)(ii), has not been exercised and/or Rolled-over at the expiry of the Appropriate Period it shall thereupon continue to subsist unless shares cease to be Plan Shares or the Grantor determines otherwise provided always that such determination shall apply to all subsisting Options to acquire Plan Shares. Options which continue to subsist shall be subject to the same terms and conditions that applied before the date of the change of Control. Where the Grantor has determined otherwise they shall notify all Option-holders to whom such determination applies.

(c)	For the purposes of an Option Rollover the new rights shall only be regarded as equivalent to the old rights if:

(i)	the new rights are exercisable in the same manner as the old rights and subject to the provisions of this Plan as it had effect immediately before an Option Rollover; and

(ii)	the total Market Value of Plan Shares subject to an Option which is being Rolled-over is equal immediately before such Option Rollover to the total market value (determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992) of the shares in respect of which an Option-holder’s new rights are being granted immediately after such Option Rollover; and

(iii)	the total amount payable in respect of the exercise in full of an Option following an Option Rollover is equal to the total Acquisition Price immediately preceding such Option Rollover.

(d)	For the purposes of any application of the provisions of this Plan, following an Option Rollover any new rights granted pursuant to Rule 7(a) shall be regarded as having been granted at the time the corresponding old rights were granted. With effect from the Option Rollover, the new rights shall be subject to the provisions of the Plan as it had effect in relation to the Options which have been released, except that Rule 9 shall not apply.

Change in Control of the Company – Acquiring Person

(e)	If after the Adoption Date, a person has become an Acquiring Person the Grantor shall, as soon as practicable thereafter, notify every Option-holder accordingly and each Option-holder may, subject to Rules 5(b) and 5(c), within the Appropriate Period exercise all or any of his Options to acquire Plan Shares in whole or in part and to the extent that any Option which has become exercisable pursuant to this Rule 7(e) has not been exercised at the expiry of the Appropriate Period it shall thereupon continue to subsist to the extent unexercised unless the Plan Shares cease to exist or the Grantor determines otherwise. Options which continue to subsist shall be subject to the same terms and conditions which applied before the change of Control or the general offer was made (as the case may be). When the Grantor has determined otherwise, it shall notify all Option-holders to whom such determination applies.

Changes to Plan Share class or rights

(f)	If notice is duly given of a general meeting of the Company at which a resolution will be proposed whereby:

(i)	the class of shares for the time being constituting Plan Shares will be altered; or

(ii)	the rights attaching to shares which for the time being constitute Plan Shares will be altered so that such shares will cease to be Plan Shares an Option to acquire Plan Shares shall, subject to Rules 5(b) and 5(c) be exercisable in whole or in part at any time thereafter until such resolution is duly passed or defeated or the general meeting concluded or adjourned, sine die, whichever shall first occur. If such a resolution is passed, an Option shall, to the extent unexercised, thereupon lapse. If such a resolution is defeated, the relevant Option shall, to the extent unexercised, thereupon continue to subsist.

Liquidation

(g)	If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, except for the purposes of reconstruction or amalgamation, an Option to acquire Plan Shares shall, subject to Rules 5(b) and 5(c) be exercisable in whole or in part at any time thereafter until the resolution is duly passed or defeated or the general meeting concluded or adjourned sine die, whichever shall first occur. If such a resolution is passed the relevant Option shall, to the extent unexercised, thereupon lapse. If such a resolution is defeated, the relevant Option shall, to the extent unexercised, thereupon continue to subsist.

Administration

(h)	If an administration order is made in relation to the Company, each Option-holder shall, subject to Rules 5(b) and 5(c), be entitled to exercise his Option to acquire Plan Shares in that company in whole or in part within 6 weeks after the date of the administration order, provided that the issue of Plan Shares pursuant to such exercise is authorised by the administrator(s) or the court.

Voluntary arrangement

(i)	If a voluntary arrangement is proposed in relation to the Company pursuant to Part I of the Insolvency Act 1986, each Option-holder shall, subject to Rules 5(b) and 5(c), be entitled to exercise his Option to acquire Plan Shares in that company in whole or in part within 14 days after the date of despatch of any notices of meetings summoned under Section 3 of the Insolvency Act 1986 in relation to such proposal.

8.	EXERCISE OF OPTIONS

Procedures on exercise

(a)

Exercise of an Option, or of new rights under this Plan shall be effected by a notice of exercise in writing in a form prescribed from time to time by the Grantor lodged with the GSOP Committee specifying the number of Plan Shares in respect of which the Option is being exercised and accompanied by payment in full of the Acquisition Price for the Plan Shares concerned. Payment may be made by banker’s draft or cheque or in any other way agreed by the GSOP Committee provided that if payment is made by way of cheque, if the cheque is not cleared the Employee shall be deemed never to have exercised his Option and the Company will be under no obligation to provide any Plan Shares for him. Notwithstanding anything to the contrary therein contained such notice shall (other than in the circumstances mentioned in the immediately preceding proviso and/or Rule 7(g) above) take effect upon receipt of notice and payment in full and such day shall constitute for all purposes the date of exercise of such Option and, unless otherwise agreed between the Grantor and the Option-holder the Grantor shall procure that the relevant Plan Shares in respect of the option shall be transferred (or issued as the case may be) within 28 days thereafter. The Option Certificate should also be lodged but failure to do so will not invalidate the exercise of the Option. The Company will keep a suitable form of notice available, so that an Option-holder desirous of exercising an Option may obtain copies thereof from the GSOP Committee. [    ][22]

(b)	For Options that have been granted by the Guernsey Directors which are exercised on or after 27 July 2005, references to the Grantor shall refer to the Directors, for the purposes of the procedures on exercise of Options referred to in paragraph 8(a) above.

(c)	All transfers and all allotments of Plan Shares shall be subject to any necessary consents of HM Treasury or other authorities in the United Kingdom or elsewhere under enactments or regulations for the time being in force and it shall be the responsibility of the Option-holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

Rights attaching to Plan Shares

(d)	Plan Shares transferred pursuant to the Plan will be transferred without the benefit of any rights attaching thereto by reference to a record date preceding the date of exercise. Save as regards rights attaching to Plan Shares by reference to a record date prior to the date on which the Plan Shares are allotted and issued, Plan Shares issued upon the exercise of Options to acquire Plan Shares shall be identical and rank pari passu in all respects with the shares in the same class then in issue.

[22]	Sentence deleted in entirety be addendum adopted on 13 March 2000.

9.	PLAN AMENDMENTS AND TERMINATION

Amendments

(a)	Subject to Rule 9(b) the Directors may from time to time at their absolute discretion amend any of the Rules of the Plan.

(b)	No amendment waiver or replacement to or of this Plan (or any Rule) shall be made to the extent to which it would have the effect of abrogating or altering adversely any of the subsisting rights of Option-holders except with such consent on their part as would be required by the provisions of the Company’s Articles of Association if the Plan Shares to be issued on the exercise of the Options already granted and still subsisting were so issued and constituted a separate class of share capital and if such provisions applied mutatis mutandis thereto.

(c)	The Directors shall have the power from time to time to make or vary regulations for the administration of this Plan and to amend the terms or impose further conditions on the grant and exercise of Options to take account of taxation, and securities or exchange control laws provided always that such regulations, terms and conditions shall not be inconsistent with the provisions of this Plan.

Termination

(d)	Notwithstanding the provision contained in Rule 3(b) the Company by ordinary resolution or the Directors may at any time resolve that no further Options be granted under this Plan, and in such event no further Options will be granted but in all other respects the provisions of this Plan shall remain in full force and effect.

10.	ADMINISTRATION

Notices and documents

(a)	Written notice of any amendment made in accordance with Rule 9 shall be given to those Option-holders affected by such amendment.

(b)	Any notice or other document required to be given hereunder to any Option-holder shall be delivered to him or sent by First Class pre-paid post to him at his home address according to the records of the GSOP Committee or such other address as may appear to the GSOP Committee to be appropriate. Any notice or other document required to be given to the Company, the Directors, the GSOP Committee or the Grantor shall be delivered to them or sent by First Class pre-paid post to them at the Company’s registered office or such other address as may be determined by the GSOP Committee to be appropriate. Notices sent by post shall be deemed to have been given on the fifth day following the date of posting.

(c)	The GSOP Committee may in its absolute discretion issue written guidance setting out the procedures whereby the Plan shall be operated. If such written guidance is issued to any Group Company that Group Company shall be obligated to act in accordance with that written guidance except that in the event of a conflict between any such written guidance and the Rules, the Rules will take precedence.

Disputes

(d)	The decision of the GSOP Committee in any dispute or question relating to any Option shall be final and conclusive subject to the terms of this Plan.

Costs of the Plan

(e)	The costs of introducing and administering this Plan shall be borne by the Company and its participating subsidiaries.

Employee Trust

(f)	The Company or any subsidiary may provide money to the Trustees or to any other person to enable them or him to acquire shares or options to acquire shares to be held for the purposes of the Plan or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act.

Governing Law

(g)	These Rules shall be governed by and construed in accordance with English law.

“ING GROUP STANDARD SHARE OPTION PLAN”23

BELGIAN SUB-PLAN

The Executive Committee of ING Group has approved the creation of a Belgian Sub-Plan to the ING Group Standard Share Option Plan (the “Plan”) for the purpose of granting Options in Belgium. The Rules of the Belgian Sub-Plan shall, subject to the following amendments, be constituted by the Rules of the Plan:

Rule 5(a)(i) of the Plan shall not form part of the Belgian Sub-Plan but shall be deleted in its entirety and replaced by the following:

(i) Granted on or before 31 March 1999 shall not be exercisable before the expiry of 3 years from its Date of Grant and an Option granted on or after 1 April 1999 shall not be exercisable before the expiry of 3 years after the start of the Belgian calendar year commencing on 1 January after the Date of Grant.

[23]	Addendum to the Rules adopted on 15 March 1999.